UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	September 21, 2026

ALGORHYTHM HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41405	95-3795478
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

800 Corporate Drive, Suite 216,
Fort Lauderdale, FL	33334
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:	(954) 800-0425

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RIME	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

On September 21, 2026, Algorhythm Holdings, Inc. (the “Company”) and Continuation Capital, Inc., a Delaware corporation (“CCI”) agreed to terminate (the “Termination”) the settlement agreement and stipulation (the “Settlement Agreement”), dated July 21, 2026, with respect to certain outstanding liabilities of the Company in the original principal amount of $1,928,014 (the “Claim Amount”) that CCI had acquired from the former holders thereof.

Pursuant to the Settlement Agreement, the Company agreed to issue CCI up to 5,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), in one or more tranches until CCI has generated aggregate proceeds equal to 120% of the Claim Amount. The Termination terminates any further obligation of the Company to issue Shares under the Settlement Agreement. The Company estimates that of the original Claim Amount, there is a remaining balance of approximately $1,418,649 due under the outstanding liabilities covered by the Settlement Agreement.

Item 7.01 Regulation FD Disclosure.

On September 22, 2026, Algorhythm Holdings, Inc. (the “Company”) updated its corporate presentation, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The Company intends to use this presentation in meetings with investors and post on its website.

The corporate presentation shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01, as well as Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, regardless of any general incorporation language in such filing.

The presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act. Any statement that is not historical in nature is a forward-looking statement and may be identified by the use of words and phrases such as “expects,” “anticipates,” “believes,” “will,” “will likely result,” “will continue,” “plans to,” “potential,” “promising,” and similar expressions. These statements are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements, including the risk factors described from time to time in the Company’s reports to the Securities and Exchange Commission (the “SEC”), including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and the other reports the Company has filed with the SEC. Readers are cautioned not to place undue reliance on any forward-looking statement, each of which applies only as of the date of this Current Report on Form 8-K. Except as required by law, the Company undertakes no obligation to update or revise publicly any of the forward-looking statements after the date of this Current Report on Form 8-K to conform such statements to actual results or changed expectations, or as a result of new information, future events or otherwise.

Item 9.01 Financial Statement and Exhibits.

Exhibit No.	Description
99.1	Investor Presentation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 22, 2026	ALGORHYTHM HOLDINGS, INC.

	By:	/s/ Andrew Thompson
	Name:	Andrew Thompson
	Title:	Chief Executive Officer